UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2026
PriceSmart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22793	33-0628530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9797 Aero Drive, Suite 100
San Diego, CA 92123
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (858) 404-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	PSMT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 5.07 below is incorporated by reference in this Item 5.02.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The Annual Meeting of Stockholders of PriceSmart, Inc. (the "Company") was held on February 5, 2026 through a virtual meeting platform. As of the record date, there were 30,816,360 shares outstanding and entitled to vote. There were 29,508,948 shares voted during the meeting or by proxy. Directors are elected by a plurality of the votes of the shares present during the meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Each of the nominees of the Board of Directors (the "Board") received such a plurality and was re-elected to the Board. Stockholders also approved, on an advisory basis, the compensation of the Company's named executive officers for fiscal year 2025 and ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2026.
1. To elect directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified:

	Votes For	Votes Withheld	Broker Non-Votes
Sherry S. Bahrambeygui	27,584,486	1,130,701	793,761
Jeffrey R. Fisher	28,681,631	33,556	793,761
Gordon H. Hanson	28,338,930	376,257	793,761
Beatriz V. Infante	28,681,769	33,418	793,761
Leon C. Janks	27,302,521	1,412,666	793,761
Patricia Márquez	28,417,001	298,186	793,761
David N. Price	28,429,802	285,385	793,761
Robert E. Price	27,555,050	1,160,137	793,761
David R. Snyder	28,396,490	318,697	793,761
John D. Thelan	28,683,648	31,539	793,761
Edgar Zurcher	26,039,049	2,676,138	793,761
2. To approve, on an advisory basis, the compensation of the Company's named executive officers for fiscal year 2025:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Total Shares Voted	28,290,908	413,826	10,453	793,761
3. To ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending August 31, 2026:

	Votes For	Votes Against	Abstain
Total Shares Voted	29,255,505	245,750	7,693

Item 8.01. Other Events.

On February 5, 2026, the Company’s Board of Directors declared the Company’s annual cash dividend in the total amount of $1.40 per share, with $0.70 per share payable on February 27, 2026 to stockholders of record as of February 17, 2026 and $0.70 per share payable on August 31, 2026 to stockholders of record as of August 17, 2026. PriceSmart anticipates the ongoing payment of annual dividends in subsequent periods, although the actual declaration of future dividends, if any, the amount of such dividends, and the establishment of record and payment dates is subject to final determination by the Board of Directors at its discretion after its review of the Company’s financial performance and anticipated capital requirements, taking into account the uncertain macroeconomic conditions on our results of operations and cash flows.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
104	The cover page from this Current report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2026	/s/ FRANCISCO VELASCO
Francisco Velasco Executive Vice President, Chief Legal Officer, Chief Risk & Compliance Officer, and Registered In-House Counsel